AUTHORIZATION TO EXECUTE SECTION 16(a) REPORTS

"This Statement confirms that I, the undersigned, Nicole Ward Eagan, have"

"authorized and designated Steven Springsteel, Perry Narancic and Anthony Bettencourt and"

"each of them (each ""Authorized Signatory"") to execute and file on my"

"behalf any and all Forms 3, 4 and 5 (including any amendments thereto) and"

any Schedule 13D or Schedule 13G (including any amendments thereto) that I may be required to file with the United States Securities and Exchange

"Commission as a result of my ownership of, or transactions in, securities"

"of Verity, Inc. (the ""Company"")."

The authority of each Authorized Signatory under this Confirming Statement

"shallcontinue until I am no longer required to file Forms 3, 4 and 5 and"

"Schedules 13D and 13G with regard to my ownership of, or transactions in,"

"securities of the Company, unless earlier revoked in writing. I acknowledge"

that none of the Authorized Signatories is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

        /s/ Nicole Ward Eagan

      ___________________________

      Signature

       6/21/2005

      Date:______________________